Exhibit 21.1

IAC/InterActiveCorp Subsidiaries
(as of December 31, 2008)

Entity	Jurisdiction of Formation

8831-8833 Sunset, LLC	Delaware
Aqua Acquisition Holdings, LLC	Delaware
Black Web Enterprises Inc.	Delaware
Brain Buster Enterprises, LLC	Florida
Citysearch, LLC	Delaware
CollegeHumor Press LLC	Maryland
Comedy News Ventures, Inc.	Delaware
Connect, LLC	Delaware
Connected Ventures, LLC	Delaware
CS Holdings 2, LLC	Delaware
CV Acquisition Corp.	Delaware
Dictionary.com, LLC	California
ECS Sports Fulfillment LLC	Delaware
Elicia Acquisition Corp.	Delaware
Evite LLC	Delaware
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People’s Republic of China
GarageGames.com, Inc.	Oregon
GDC Media, Inc.	Delaware
Giftco Certificate Issuance Corp.	Idaho
GiftCo, Inc.	Delaware
HSE Media LLC	Delaware
HSN Capital LLC	Delaware
HSN Home Shopping Network GmbH	Germany
HSN UK Holdings Ltd.	United Kingdom
HSN, LLC	Delaware
HTRF Holdings, Inc.	Delaware
HTRF Ventures, LLC	Delaware
IAC 19th St. Holdings, LLC	Delaware
IAC Search & Media (Canada) Inc.	Canada
IAC Search & Media (Hangzhou) Limited	People’s Republic of China
IAC Search & Media (Jersey) Limited	Jersey - Channel Islands
IAC Search & Media Australia Pty. Ltd.	Australia
IAC Search & Media B.V.	Netherlands
IAC Search & Media Deutschland GmbH	Germany
IAC Search & Media Espana S.L.	Spain
IAC Search & Media Europe Limited	Ireland
IAC Search & Media International, Inc.	Delaware
IAC Search & Media Internet Limited	United Kingdom
IAC Search & Media Italia S.r.l.	Italy
IAC Search & Media Massachusetts, Inc.	Massachusetts
IAC Search & Media Technologies Limited	Ireland
IAC Search & Media UK Partnership	United Kingdom
IAC Search & Media Washington, LLC	Washington
IAC Search & Media, Inc.	Delaware
IAC Shopping International, Inc.	Delaware
IAC UK Finance Limited	England and Wales
IBUY TV Limited	United Kingdom
ImproveNet, Inc.	Delaware
Insider Pages, Inc.	Delaware
InstantAction Holdings, Inc.	Delaware
InterCaptiveCorp, Ltd.	Bermuda

Entity	Jurisdiction of Formation
Internet Shopping Network LLC	Delaware
iWon Points LLC	New York
Kids Holdings LLC	Delaware
Kiss.com Inc.	Delaware
Koening International SA	Luxembourg
Life123, Inc.	Delaware
Match ProfilePro LLC	Delaware
Match.com Canada Ltd.	Canada
Match.com Global Investments SARL	Luxembourg
Match.com International Holdings, Inc.	Delaware
Match.com International Ltd.	United Kingdom
Match.com Investments, Inc.	Cayman Island
Match.com Japan KK	Japan
Match.com Offshore Holdings, Ltd	Mauritius
Match.com, L.L.C.	Delaware
Million Dollar Murder Records, LLC	Delaware
Mindspark Interactive Network, Inc.	Delaware
Mojo Acquisition Corp.	Delaware
NLG Merger Corp.	Delaware
Points Investments, Inc.	Delaware
Power Ten Ventures, Inc.	Delaware
Primal Ventures, Inc.	Delaware
Pronto, Inc.	Delaware
Quiz TV Limited	United Kingdom
ReserveAmerica CA Inc.	Delaware
ReserveAmerica Holdings, Ltd.	Ontario
ReserveAmerica Inc.	Delaware
ReserveAmerica Intermediate Holdings, Inc.	Ontario
ReserveAmerica ON, Inc.	Ontario
ReserveAmerica U.S. Holdings Inc.	Delaware
RTST, Inc.	Delaware
Sendori Holdings, Inc.	Delaware
Sendori Merger Sub, Inc.	Delaware
ServiceMagic Europe S.à r.l.	Luxembourg
ServiceMagic International S.à r.l.	Luxembourg
ServiceMagic IP Ireland Limited	Ireland
ServiceMagic, Inc.	Delaware
Shoebuy.com, Inc.	Delaware
SK Holdings, Inc.	Delaware
Soulmates International, Inc.	Delaware
Soulmates Limited	New Zealand
Soulmates Technology Limited	United Kingdom
Soulmates Technology Pty Ltd.	New South Wales Australia
Starnet Interactive Ltd.	Israel
Starnet Interactive, Inc.	Delaware
Styleclick Chicago, Inc.	Delaware
Styleclick, Inc.	Delaware
Styleclick.com Enterprises Inc.	California
Targeted Media Solutions LLC	Delaware
The IAC Foundation, Inc.	Delaware
TM Travel, LLC	Delaware
TMC Realty, L.L.C.	Delaware
TMNV HoldCo, Inc.	Delaware
Trustic, Inc.	Delaware
TV Travel Europe Ltd.	United Kingdom
TV Travel Group Ltd.	United Kingdom
TV Travel Shop Broadcasting Ltd.	United Kingdom

Entity	Jurisdiction of Formation
TV Travel Shop Holidays Ltd.	United Kingdom
TV Travel Shop Ltd.	United Kingdom
uDate.com Ltd.	United Kingdom
uDate.com, Inc.	Delaware
Unicorn Acquisition Corp.	Delaware
USA Electronic Commerce Solutions LLC	Delaware
USA Video Distribution LLC	Delaware
USANi Capital Corp.	Delaware
USANi LLC	Delaware
USANi SpinCo., Inc.	Delaware
USANi Sub LLC	Delaware
USA-Vue Funding Corp.	Delaware
Ventana Television Holdings, Inc.	Delaware
Ventana Television, Inc.	Delaware
Vimeo, LLC	Delaware
ZD Holdings, Inc.	Delaware
Zero Degrees Inc.	Delaware